                                                                    EXHIBIT 21.1


                                  SUBSIDIARIES

Subsidiary                                        State or Organization
----------                                        ---------------------
Alliance Acquisition I Corp.                      Oklahoma
Alliance Acquisition II Corp.                     Oklahoma
Alliance Acquisition III Corp.                    Oklahoma
Alliance Acquisition IV Corp.                     Oklahoma
Alliance Acquisition V Corp.                      Oklahoma
Alliance Acquisition VI Corp.                     Oklahoma
Alliance Acquisition VII Corp.                    Oklahoma
Alliance Acquisition VIII Corp.                   Oklahoma
Alliance Acquisition IX Corp.                     Oklahoma
Alliance Acquisition X Corp.                      Oklahoma
Alliance Acquisition XI Corp.                     Oklahoma
Alliance Acquisition XII Corp.                    Oklahoma
Alliance Acquisition XIII Corp.                   Oklahoma